UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 30, 2014 (May 29, 2014)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)
420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a)  SL Green Realty Corp. (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting") on May 29, 2014.

(b)  The Annual Meeting was held for the purpose of: (i) electing two Class II directors to serve on the Company's Board of Directors until its 2017 annual meeting of stockholders and until their successors are duly elected and qualify; (ii) approving, on an advisory basis, the compensation of the Company's named executive officers; and (iii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.  Further information regarding the foregoing proposals is contained in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2014.  The total number of shares of common stock entitled to vote at the Annual Meeting was 95,318,446, of which 88,294,743 shares, or approximately 92.6%, were present in person or by proxy.  The results of the meeting were as follows:

Proposal 1

Marc Holliday and John S. Levy were elected as the Class II directors of the Company for a three-year term or until their successors are duly elected and qualify.

	Votes For	Votes Withheld	Broker Non-Votes
Marc Holliday	86,341,133	776,483	1,177,127
John S. Levy	81,830,402	5,287,214	1,177,127

Proposal 3

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

Votes For	Votes Against	Votes Abstaining
87,959,222	267,183	68,338

In order to allow its stockholders more time to vote on Proposal 2 relating to the approval, on an advisory basis, of the compensation of SL Green’s named executive officers, after voting on the other proposals was completed, the meeting was adjourned to June 2, 2014 at 11:00 A.M., local time, at the Company’s offices at 420 Lexington Avenue, 19th  Floor, New York, NY 10170, and the polls have been kept open for voting on Proposal 2 through this adjournment.  Following the reconvening of the meeting, the Company will report the results of the voting on Proposal 2 on an amendment to this Current Report on Form 8-K.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Chief Legal Officer and
General Counsel

Date:  May 30, 2014